Exhibit 99.1

InterPrivate III Financial Partners Inc. to Transfer Listing

To NYSE American

New York, NY, Feb. 13, 2023 (GLOBE NEWSWIRE) -- InterPrivate III Financial Partners Inc. (NYSE: IPVF.U, IPVF, IPVF WS) (“InterPrivate”), announced today that it will transfer its listing from the New York Stock Exchange (the “NYSE”) to the NYSE American LLC (the “NYSE American”). InterPrivate received written confirmation that it received the final approval for listing from the staff of NYSE American on February 13, 2023.

In connection with the transfer, InterPrivate will voluntarily delist from the New York Stock Exchange, and expects to begin trading on the NYSE American on or about February 16, 2023. InterPrivate’s decision to transfer to the NYSE American was made to permit the continued listing of its securities following recent redemptions of InterPrivate’s Class A common stock in connection with the vote to extend the deadline by which InterPrivate must complete its initial business combination. Following the transfer to the NYSE American, InterPrivate intends to continue to file the same types of periodic reports and other information it currently files with the U.S. Securities and Exchange Commission.

About InterPrivate III Financial Partners Inc.

InterPrivate III Financial Partners Inc. (the “Company”) is a blank check company formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (each, a “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “intend”, “predict”, “should”, “would”, “predict”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside InterPrivate’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Contact

James Pipe

ir@interprivate.com

InterPrivate III Financial Partners Inc.

(212) 920-0125